                                                                   EXHIBIT 10.12


   CONFIDENTIAL MATERIALS OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND
                EXCHANGE COMMISSION. ASTERISKS DENOTE OMISSIONS.

                                                  COREPORT-TM- LICENSE AGREEMENT


[LOGO]

260 Franklin Street
Suite 1890
Boston, MA  02110
617-204-3300
617-204-3333 (fax)


|X| CLIENT
    INFORMATION:  ABN AMRO INFORMATION TECHNOLOGY SERVICES CO.
                  --------------------------------------------          ---------------------------------
                  Client Name                                           Billing Organization

                  200 West Monroe Drive
                  --------------------------------------------          ---------------------------------
                  Installation Address                                  Billing Address

                  Chicago IL 60606
                  --------------------------------------------          ---------------------------------
                  City, State, Zip                                      City, State, Zip

                  Jesse Andrews   312 904 1821
                  --------------------------------------------          ---------------------------------
                  Contact Name and Telephone                            Attention


|X| LICENSED PRODUCT:  COREPORT 3.0 (COREPORT 3.0 BROWSER CLIENT, COREPORT 3.0
                       SERVER ENGINE, CORETOOLS API, CORELINKS STANDARD INTERFACES, AND AUTONOMY KNOWLEDGE MANAGEMENT, INCLUDING QUERY/INDEX, USER AGENT, IMPORT, AUTO-SUGGEST AND CATEGORIZER)

|X| LICENSE FEE:  [**]

|X| CREDIT FOR QUICKSTART LICENSE:  [**]

|X| NUMBER OF AUTHORIZED USERS:  17,000 USERS

|X| SUPPORT FEE:  [**] FOR FIRST YEAR

|X| SUPPORT SCHEDULE (ATTACHED)

This License Agreement (the "Agreement") constitutes the entire agreement between the parties and supersedes all prior agreements and understandings, whether oral or written. If this Agreement conflicts with the terms of a Client purchase order or any other writing, the terms of this Agreement shall govern. By signing below, each party accepts and agrees to be bound by the terms of this Agreement. It is understood that each party may consider any fully signed reproduction of this Agreement to be a binding original, if the reproduction is made by reliable commercial means (e.g. photocopy, facsimile, e-mail). The Agreement shall not be binding upon Corechange until reviewed and signed by either its President or Vice President of Finance and Administration. The "Effective Date" shall be the last date indicated below.

Corechange, Inc.                    ABN AMRO Information Technology Services Co.

/s/ Ulf Arnetz                      /s/ Louis F. Rosenthal
-------------------------------     --------------------------------------------
Ulf Arnetz, President/CEO           Louis F. Rosenthal
-------------------------------     --------------------------------------------
Date:  5/11/2000                    Date:  5/11/2000
-------------------------------     --------------------------------------------

                                                  COREPORT-TM- LICENSE AGREEMENT

                              TERMS AND CONDITIONS

1.0 LICENSE

1.1 GRANT.

Corechange grants Client, a nonexclusive, nontransferable LICENSE to use the Licensed Product identified on the Cover Page and known as Coreport (in object code format only) and associated documentation (collectively, the "Licensed Materials") in accordance with the terms and conditions of this Agreement. The Licensed Materials are not being sold; rather all rights, title, and interest in and to the Licensed Materials is retained by Corechange.

1.2 AUTHORIZED ACTIVITIES.

Client may: (a) install the software programs only on computer systems and in locations within the United States and Canada; (b) use the Licensed Materials exclusively for Client's own internal business use and benefit, for users in the United States and Canada; and (c) make no more than one copy of the Licensed Materials, and only for archival and back up purposes, provided that Client properly reproduces copyright and other legal notices and restrictive legends of ownership on each copy or partial copy. Client agrees to maintain records of all copies.

1.3 PROHIBITED ACTIVITIES.

Client may not: (a) reverse assemble, reverse compile, disassemble or otherwise attempt to access the source code of the software programs without the prior written approval of Corechange (except in the European Economic Area or other jurisdiction in which access is required for interoperability purposes, in which case Client will promptly notify Corechange, and Corechange may, in its discretion, perform such work at its consulting rate, or allow Client to access the source code but only for the limited, required purpose); or (b) make the Licensed Materials available to third party users, or sell, assign, sublicense, rent, lease, lend or otherwise dispose of the Licensed Materials or transfer this license to any other person, system or entity, except that Client may assign its rights without consent of Corechange to a parent or wholly owned subsidiary by providing prior written notice to Corechange.

2.0  SCOPE OF USE AND USE VERIFICATION

The Cover Page of this Agreement specifies the Licensed Materials that are being licensed and defines the maximum number of users permitted under this Agreement. Client may, at any time, increase the defined usage by providing Corechange with prior written notice of the change. Additional license charges shall be subject to mutual agreement by the parties, and adjustments shall be made to the fees for Corechange Support as a result of an increase in the number of authorized users. Corechange may reasonably request, at any time, configuration documentation to verify the actual usage of the Licensed Materials. Corechange may request from Client, but no more than twice annually, and Client agrees to provide Corechange, a signed statement verifying the number of user accounts administered by the Licensed Materials.

3.0 PROPRIETARY INFORMATION

Both Corechange and Client may make available to the other confidential and proprietary materials and information ("Proprietary Information"). All material and information provided by one party to the other relating to its business, policies, procedures, customs, forms, customers and strategies, and identified in writing as "confidential" or "proprietary", shall be considered to be Proprietary Information. The pricing terms of this Agreement and the Licensed Materials shall be deemed Proprietary Information of Corechange, whether or not identified in writing as such. Proprietary Information does not include information that: (i) is already, or otherwise becomes, generally known by third parties as a result of no act or omission of the receiving party; (ii) subsequent to disclosure hereunder is lawfully received from a third party having the right to disseminate the information without restriction on disclosure; (iii) is generally furnished to others by the disclosing party without restriction on disclosure; (iv) was already known by the receiving party prior to receiving them from the disclosing party and were not received from a third party in breach of that third party's obligations of confidentiality; or
(v) is independently developed by the receiving party without the use of Proprietary Information of the disclosing party. Each party shall maintain the confidentiality of the other party's Proprietary Information and will not use or disclose such Proprietary Information without the written consent of the other party. Notwithstanding the foregoing, a party may disclose the Proprietary Information of the other to its agents and other third parties on a need-to-know basis, provided that such parties are under a similar obligation to maintain the confidentiality of the Proprietary Information. Further, the parties may disclose the other's Proprietary Information in a judicial or quasi-judicial proceeding when required to do so by law when responding to a subpoena, deposition notice or similar judicial or governmental demand; in such situations, however, the party being requested to disclose the other's Proprietary Information shall endeavor to provide notice to the other party whereby the other party may intervene in the proceeding, if it wishes, and endeavor to prevent such disclosure. Additionally, the parties may disclose the other's Proprietary Information to their various regulatory agencies if required, provided they take reasonable steps to limit further disclosure. Notwithstanding any contrary provision of this Agreement, as long as each party protects the Proprietary Information of the other, neither the exposure to the other party's Proprietary Information, nor its ownership of work products, shall prevent either party from using ideas, concepts, expressions, know-how, skills and experience possessed by either party prior to its association with the other party or developed by either party during its association with the other party, so long as the Proprietary Information of the other party is not used. In case of breach, the disclosing party shall have the right to seek injunctive relief.

4.0  LIMITED WARRANTY

4.1 SCOPE OF WARRANTY. Corechange warrants that it has the right to grant this license authorizing the use of the Licensed Materials. Corechange warrants that during the first one hundred twenty (120) days following delivery of the Licensed Materials ("Warranty Period"), the Licensed Product will substantially conform to the documentation provided with the Licensed Product, will not include any virus, and will be free of intentionally disabling code (other than standard security measures). Client's exclusive remedy for a breach of this warranty shall be that Corechange will, at no additional charge, correct or replace any material part of the Licensed Product that is or becomes defective, provided that Corechange receives written notice of the defect during the Warranty Period. If Corechange is unable to correct or replace the Licensed Product, Corechange can terminate the Agreement, and return any license fees paid for the Licensed Materials, with no additional liability by Corechange to Client. After the Warranty Period, correction will only be available through continued enrollment in Corechange Support as set out in Section 5. Corechange specifically waives responsibility for any third party product or service that may be used by Client in conjunction with the Licensed Materials.

4.2 ACKNOWLEDGMENTS. Unless otherwise agreed by Corechange and Client, Client acknowledges that it shall be solely responsible for (i) providing the proper operating environment for the Licensed Materials; (ii) installing the Licensed Materials; (iii) training end users; (iv) establishing proper back-up procedures; (v) portal layout and look-and-feeling planning; and (vi) user, role, content (internal and external) definition and gathering.

4.3 EXCEPTIONS. The obligations of Corechange under Section 4.1 shall not apply to the extent Client: (i) modified the Licensed Materials, (ii) did not follow the instructions that Corechange provided, (iii) used the Licensed Materials in an unauthorized manner in combination with other non-Corechange products and the claims resulted from that combination, or (iv) is not currently enrolled in Corechange Support.

4.4 DISCLAIMER. EXCEPT FOR THE EXPRESS WARRANTIES IN SECTION 4.1, CORECHANGE DISCLAIMS ALL OTHER WARRANTIES AND/OR REPRESENTATIONS, EXPRESS OR IMPLIED, WRITTEN OR VERBAL, INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

5.0  CORECHANGE SUPPORT

5.1 OVERVIEW. Corechange will offer those support services ("Corechange Support") set out in the attached Support Schedule. In addition to the support services therein, new versions of the Licensed Materials may be made available on a discounted basis through Corechange Support. Corechange may, however, develop and market new products containing new functionality, which may include portions of previously licensed products, and such new products may not be made available through Corechange Support.

5.2 ANNUAL RENEWALS AND ADJUSTMENTS. Corechange Support will be provided at no additional charge for thirty (30) days after the Effective Date. Enrollment in Corechange Support will begin thirty (30) days after the Effective Date. Corechange Support may be renewed each year on the anniversary of the beginning of enrollment in Corechange Support. Corechange will provide Client an invoice for such renewal, and Client will pay within 30 days from invoice but shall not be required to pay earlier than 30 days before the anniversary date. Client shall be automatically renewed effective the anniversary date unless Client provides written notice of cancellation within thirty (30) days from the date of invoice. Corechange will make Corechange Support available to Client for as long as Corechange provides Corechange Support to other clients for the Licensed Product, and in no event less than three (3) years. Client may elect to prepay annual support fees at current rates or contractually commit to continue enrollment for a defined number of renewal periods. Corechange may adjust the annual fee (or any portion thereof) during the enrollment period to reflect usage upgrades that may occur during the enrollment period or to reflect increased costs of providing Corechange Support. Notwithstanding the previous sentence, the support fees charged to Client for the number of users licensed hereunder shall not be increased by more that 7% compounded per annum, although additional charges may be made to reflect an increased number of users. No refunds or credits will be given for Client's early termination of Corechange Support.

5.3 REINSTATEMENT. If at any time after enrollment, Corechange Support is terminated, Client may elect to reinstate Corechange Support by paying the then current annual fee for Corechange Support plus a reinstatement fee based on the cost for Corechange Support during the period when Corechange Support was terminated.

6.0  PAYMENT

Payment of all fees specified in an invoice and not the subject of a good faith dispute is payable upon receipt. In case of a good faith dispute, Client will provide the reasons for such dispute within 15 days of invoice, will pay all undisputed amounts, and will work diligently with Corechange to resolve the dispute. Client acknowledges that the Licensed Materials have been delivered to Client pursuant to the terms of this Agreement, and Client expressly accepts delivery of such license, and agrees to be bound by the payment terms of this contract. Invoices for Corechange Support will be issued up to ninety (90) days prior to the renewal date. Under certain licensing options, additional license fees may come due as a result of changes to usage, the operating environment or system configuration, or upgrade for which a charge is made. Corechange will issue an invoice upon (i) receipt of Client's written notice specifying this change/upgrade. Client also agrees to pay all amounts equal to any applicable taxes (e.g. sales, use, personal property, etc.) resulting from any transaction under this Agreement, not including any taxes based on Corechange's net income or employment taxes. Invoices remaining unpaid for thirty (30) days following the date payment is due shall accrue interest at the rate of one and one-half percent (1.5%) per month (or such lesser amount if required by law) on any unpaid amount.

7.0  LIMITATION OF LIABILITY

Except to the extent agreed otherwise, Client is responsible for the proper installation and operation of the software programs including, without limitation, confirming the proper configuration of its computer system(s). In the event a problem arises with the Licensed Materials, Client agrees that Corechange is only liable for monetary damages in the amount of the proven direct actual damage. Except for Corechange's obligations to indemnify for third party claims under Section 9, Corechange's aggregate liability to Client for all claims shall not exceed the amount of license fees that Corechange has received from Client for the Licensed Materials hereunder.

EXCEPT FOR CORECHANGE'S INDEMNIFICATION OBLIGATIONS, IN NO EVENT WILL CORECHANGE BE LIABLE FOR THIRD PARTY CLAIMS. EXCEPT FOR A BREACH OF SECTION 1.3 OR 3, OR CORECHANGE'S OBLIGATIONS UNDER SECTION 9, IN NO EVENT WILL EITHER PARTY BE LIABLE FOR LOSS OF OR DAMAGE TO RECORDS OR DATA, OR ANY CONSEQUENTIAL, PUNITIVE, SPECIAL AND OTHER INDIRECT DAMAGES (INCLUDING LOSS OF PROFIT), REGARDLESS OF THE NATURE OF THE CLAIM, EVEN IF THE PARTY IS INFORMED OF THE POSSIBILITY OF SUCH DAMAGE OR LOSS.

8.0  TERMINATION

8.1 EARLY TERMINATION. Either party may terminate in event of a material breach that remains uncured after thirty (30) days from receipt of written notice, or ten (10) days in case of breach of Section 1.3, 3, or 6.

8.2 EFFECT OF TERMINATION. Upon termination except by Client due to an uncured material breach by Corechange, Client agrees to immediately delete all copies of the software programs that are installed on its computer systems and return to Corechange all documentation and tangible embodiments of the Licensed Materials, together with a written statement certifying completion of these obligations. The provisions of Sections 1.2, 3, 4.4, and 7-9, and 11, shall survive any termination, as shall any other section to the extant it survives by its own terms. Termination shall not extinguish any amount owed to Corechange hereunder that accrued prior to termination. In case of termination by Client due to an uncured material breach by Corechange, Client shall be entitled to a refund of prepaid amounts for Corechange Support not provided, and shall be entitled to continue its license under Section 1.1, provided that the limitations of Sections 1.2, 1.3, 2, 3, 4.4, and 7 shall survive such termination.

9.0  INDEMNIFICATION

If a claim or action is brought against Client by a third party arising from a claim that the Licensed Materials or Client's use or possession of the Licensed Materials infringes a patent, copyright, trade secret, or other intellectual property right of a third party, Corechange shall defend such claim or action at its expense and shall pay all costs, attorney's fees, damages, settlements and other amounts awarded or agreed to in connection with any such claim or action, provided that Client provides (x) prompt written notice of the claim, (y) all reasonable assistance, and (z) control of the claim to Corechange. Corechange shall have no obligation to indemnify to the extent the claim arises from (i) the use of the Licensed Materials with other products not provided by Corechange; or (ii) any unauthorized uses of or modifications to the Licensed Materials. If Client is enjoined, precluded, or advised by Corechange to refrain from using the Licensed Materials because of any such infringement or any infringement claim or allegation, Corechange shall, and at Corechange's expense and option: (a) procure for Client the right to continue using the Licensed Materials; (b) replace or modify the Licensed Materials so that they becomes non-infringing without materially and adversely affecting the performance of the Licensed Materials or significantly lessening the utility of the Licensed Materials to Client; or (c) if either of the above two options are not available on commercially reasonable terms, accept return of the Licensed Materials at Corechange's expense and refund that portion of the license fees based on a three (3) year straight-line amortization. This provision states the sole and exclusive liability of Corechange for infringement or breach of third party rights.

10.0 PUBLICITY; REFERENCE

Corechange may identify Client as a customer and Client agrees to serve as a reference for other clients or prospective clients of Corechange. As a reference, Client agrees to reasonably assist Corechange in marketing efforts including the following: (1) to work with Corechange in good faith to develop a profile featuring Client for Corechange's marketing purposes and for use in SEC registration materials; (2) to allow Client to be listed as a client of Corechange, and to allow its logo to be used on Corechange's website identifying Client as a client; (3) to provide a knowledgeable person as a reference over the telephone for clients or prospective clients of Corechange; and (4) to allow site visits by third parties with Corechange personnel, subject to prior notice and reasonable approval by Client of the third party. Except as indicated above, Corechange shall not be entitled to use Client's name or the name of any subsidiary, parent or affiliated entity of Client's or any trade name, trademark or service mark belonging to the entities described above in printed brochures, press releases, or in any form of printed advertising for any product, service or technology, without the prior written consent of a Senior Vice President of Client's.

11.0 MISCELLANEOUS

If any one or more of the provisions contained in this Agreement shall be held to be invalid or unenforceable in any respect, such invalidity or unenforceability shall not affect the other provisions of this Agreement. If either party should waive a breach of any provisions of this Agreement, it shall not thereby be deemed to have waived any preceding or succeeding breach of the same or any other provisions herein. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to its choice of law provisions. A copy of any notice of breach of the terms of the Agreement shall be forwarded to: ABN AMRO North America, Inc., Attention: Legal Department, 135 South LaSalle Street, Chicago, IL 60674.

                                SUPPORT SCHEDULE


-------------------------------------------------------------- ------------------------------------------------------------------
                          PROBLEM SEVERITY                                            CORECHANGE RESPONSE
-------------------------------------------------------------- ------------------------------------------------------------------
CRITICAL:  SEVERITY 1
System or major application is down.  There is no workaround   Corechange will respond to the problem as soon as is reasonably
currently available.                                           possible. If a fix is available, it will be provided as soon as reasonably possible. If a fix is not available, Corechange will provide a workaround as soon as reasonably possible, or a fix within 48 hours if the problem is reproducible. If helpdesk can provide a workaround, a developer will be made available as soon as is reasonably possible.
-------------------------------------------------------------- ------------------------------------------------------------------
SERIOUS:  SEVERITY 2
System or application is moderately impacted. There is no      Corechange will respond to the problem as soon as is reasonably
workaround currently available.                                possible. If a fix is available, it will be provided as soon as reasonably possible. Corechange will provide reasonable best efforts for a workaround or fix within 5 business days if the problem is reproducible.
-------------------------------------------------------------- ------------------------------------------------------------------
MODERATE:  SEVERITY 3
System or application feature failure.  A workaround exists.   Corechange will respond to the problem as soon as is reasonably possible.  The available workaround will be provided as soon as reasonably possible.  Corechange will incorporate fix in a future release of the software.
-------------------------------------------------------------- ------------------------------------------------------------------
LOW:  SEVERITY 4
Functionality does not match documented specifications.        Corechange may incorporate fix in a future release of the
                                                               software.
-------------------------------------------------------------- ------------------------------------------------------------------


Corechange will determine, in its sole discretion, if fixes to Severity 1, 2, 3 and 4 problems will be incorporated in a next maintenance release.

COMMUNICATIONS

Client will provide reasonable communications methods to Corechange for reporting and tracking problems. Corechange provides Client with access to a 24x7 pager number to contact Corechange support, and a help desk hotline from 9am to 5pm, Monday to Friday, Eastern Time. Client may identify up to six (6) designated contacts (which may be changed from time to time by Client in writing) who will be the only people authorized to request service under Corechange Support. For each designated contact, please provide the following information:

---------------------------------- ---------------------------------------------
   DESIGNATED CONTACT              SITE LOCATION/TELEPHONE NUMBER/EMAIL ADDRESS
---------------------------------- ---------------------------------------------




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